                                                                     Exhibit 3.3






                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

               FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP




                                TABLE OF CONTENTS
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
ARTICLE I             DEFINED TERMS..............................................................................1

ARTICLE II            FORMATION OF PARTNERSHIP...................................................................8

         2.01     Name, Office and Registered Agent..............................................................8

         2.02     Partners.......................................................................................9

         2.03     Term and Dissolution...........................................................................9

         2.04     Filing of Certificate and Perfection of Limited Partnership...................................10

         2.05     Certificates Describing Partnership Units.....................................................10

ARTICLE III           BUSINESS OF THE PARTNERSHIP...............................................................10

ARTICLE IV            CAPITAL CONTRIBUTIONS AND ACCOUNTS........................................................11

         4.01     Capital Contributions.........................................................................11

         4.02     Additional Capital Contributions and Issuances of Additional Partnership
                  Interests.....................................................................................11

         4.03     Additional Funding............................................................................13

         4.04     Percentage Interests..........................................................................13

         4.05     No Interest on Contributions..................................................................14

         4.06     Return of Capital Contributions...............................................................14

         4.07     No Third Party Beneficiary....................................................................14

ARTICLE V             PROFITS AND LOSSES; DISTRIBUTIONS.........................................................14

         5.01     Allocation of Profit and Loss.................................................................14

         5.02     Distribution of Cash..........................................................................14

         5.03     REIT Distribution Requirements................................................................16

         5.04     No Right to Distributions in Kind.............................................................16

         5.05     Limitations on Return of Capital Contributions................................................16

         5.06     Distributions Upon Liquidation................................................................16

         5.07     Substantial Economic Effect...................................................................16

ARTICLE VI            RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER.....................................17

         6.01     Management of the Partnership.................................................................17

         6.02     Delegation of Authority.......................................................................19

         6.03     Indemnification and Exculpation of Indemnitees................................................19

         6.04     Liability of the General Partner..............................................................21

         6.05     Partnership Obligations.......................................................................22

         6.06     Outside Activities............................................................................22

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
         6.07     Employment or Retention of Affiliates.........................................................23

         6.08     General Partner Participation.................................................................23

         6.09     Title to Partnership Assets...................................................................23

         6.10     Miscellaneous.................................................................................23

ARTICLE VII           CHANGES IN GENERAL PARTNER AND COMPANY....................................................24

         7.01     Transfer of the General Partner's and Company's Partnership Interest..........................24

         7.02     Admission of a Substitute or Additional General Partner.......................................26

         7.03     Effect of Bankruptcy, Withdrawal, or Dissolution  of a General Partner........................26

         7.04     Removal of the General Partner................................................................27

ARTICLE VIII          RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS............................................28

         8.01     Management of the Partnership.................................................................28

         8.02     Power of Attorney.............................................................................28

         8.03     Limitation on Liability of Limited Partners...................................................28

         8.04     Redemption Right..............................................................................28

ARTICLE IX            TRANSFERS OF PARTNERSHIP INTERESTS........................................................31

         9.01     Restrictions on Transfer of Partnership Interests.............................................31

         9.02     Admission of Substitute Limited Partner.......................................................32

         9.03     Rights of Assignees of Partnership Interests..................................................33

         9.04     Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.................33

         9.05     Joint Ownership of Interests..................................................................34

ARTICLE X             BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS................................................34

         10.01    Books and Records.............................................................................34

         10.02    Custody of Partnership Funds; Bank Accounts...................................................34

         10.03    Fiscal and Taxable Year.......................................................................35

         10.04    Annual Tax Information and Report.............................................................35

         10.05    Tax Matters Partner; Tax Elections; Special Basis Adjustments.................................35

         10.06    Reports to Limited Partners...................................................................35

ARTICLE XI            AMENDMENT OF AGREEMENT....................................................................36

ARTICLE XII           GENERAL PROVISIONS........................................................................36

         12.01    Notices.......................................................................................36

         12.02    Survival of Rights............................................................................37

         12.03    Additional Documents..........................................................................37

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

         12.04    Severability..................................................................................37

         12.05    Entire Agreement..............................................................................37

         12.06    Pronouns and Plurals..........................................................................37

         12.07    Headings......................................................................................37

         12.08    Counterparts..................................................................................37

         12.09    Governing Law.................................................................................37


                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

               FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

                                    RECITALS
                                    --------

          FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP (the "Partnership") was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on August 25, 1997 and a Limited Partnership Agreement entered into as of December 20, 1997 (the "Original Partnership Agreement"), by and between First Potomac Realty Investment Trust, Inc. (the "Prior General Partner"), Culpeper Group Limited Partnership, Savage Group Limited Partnership and Plaza 500 Limited Partnership (the "Class A Limited Partners") and Donatelli & Klein, Louis T. Donatelli, Douglas J. Donatelli and Nicholas R. Smith (the "Class B Limited Partners" and, together with the Class A Limited Partners, the "Existing Limited Partners"). This Amended and Restated Limited Partnership Agreement is entered into this 15th day of September, 2003 among First Potomac Realty Trust, a Maryland real estate investment trust, which succeeded to the position of General Partner following its merger with the Prior General Partner (the "General Partner"), the Existing Limited Partners and the additional limited partners set forth on Exhibit A hereto (the Additional Limited Partners and, collectively with the Existing Limited Partners, the "Limited Partners"), for the purposes of amending and restating the Limited Partnership Agreement and admitting additional Limited Partners. The names and addresses of the Partners and number of Partnership Units issued to each Partner are set forth on Exhibit A.

                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Limited Partnership Agreement to read in its entirety as follows:

                                    ARTICLE I

                                  DEFINED TERMS
                                  -------------

          The following defined terms used in this Agreement shall have the meanings specified below:

          "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

          "ADDITIONAL FUNDS" has the meaning set forth in Section 4.03 hereof.

          "ADDITIONAL SECURITIES" means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.04 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in
Section 4.02(a)(ii).

          "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) any administrative or operating costs and expenses of the General Partner, including any salaries or other payments to trustees, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner (other than costs and expenses relating to any properties or other investments held directly by the General Partner), and (iii) to the extent not included in clause (i) or (ii) above, REIT Expenses.

          "AFFILIATE" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or
(iii) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

          "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as of the date of contribution as determined in good faith by the General Partner.

          "AGREEMENT" means this Amended and Restated Limited Partnership Agreement.

          "BOARD OF TRUSTEES" means the Board of Trustees of the General
Partner.

          "CAPITAL ACCOUNT" means the account maintained for each Partner described in Exhibit B hereto.

          "CAPITAL CONTRIBUTION" means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

          "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption.

          "CERTIFICATE" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording

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in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

          "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMMON SHARE" means one common share of beneficial interest of the General Partner.

          "COMPANY" means First Potomac Realty Trust, a Maryland real estate investment trust.

          "CONTRIBUTION AGREEMENT" means, with respect to any Limited Partner, the agreement(s), if any, pursuant to which such Limited Partner agreed to contribute assets or property owned by such Limited Partner to the Partnership in consideration form Partnership Units, whether entered into before, at or after the date hereof.

          "CONVERSION FACTOR" means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the Company shall become General Partner pursuant to any merger, consolidation or combination of the Company with or into another entity (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

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          "DECLARATION OF TRUST" means the Declaration of Trust of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

          "DEPRECIATION" has the meaning provided in Exhibit b hereto.

          "EXISTING LIMITED PARTNERS" has the meaning provided in the Preamble hereto.

          "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

          "FISCAL YEAR" means any calendar year or any portion of a calendar year for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss, deduction or credit pursuant to EXHIBIT B hereto.

          "GENERAL PARTNER" means First Potomac Realty Trust, a Maryland real estate investment trust, and any Person who becomes a substitute or additional general partner as provided herein, and any of their successors as General Partner.

          "GENERAL PARTNERSHIP INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest.

          "GROSS ASSET VALUE" means which respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          A. The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Agreed Value of such asset, as agreed to by the contributing Partner and the Partnership and set forth in the Contribution Agreement or, if no such value is specified in the Contribution Agreement, as determined in good faith by the General Partner.

          B. The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimus Capital Contribution; (2) the distribution by the Partnership to a Partner of more than a de minimus amount of Partnership assets as consideration for an interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided however, that the adjustments pursuant to clauses (1) and (2) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

          C. The Gross Asset Value of the Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

          D. The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Section 2(C) of Exhibit B hereto; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (D) to the extent the General Partner determines that an adjustment pursuant to subparagraph (B) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (D).

          "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a trustee, officer, manager or employee of the General Partner, the Partnership or the General Partner, and
(ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

          "INDEPENDENT TRUSTEE" means a person who is not an officer or employee of General Partner, Partnership or an Affiliate thereof or a lessee of any Property.

          "LIMITED PARTNER" means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

          "LIMITED PARTNERSHIP INTEREST" means a Partnership Interest held by a Limited Partner that is a limited partnership interest.

          "LOSS" has the meaning provided in Exhibit B hereto.

          "MAJORITY IN INTEREST" of the Limited Partners means Limited Partners holding a majority of the Limited Partnership Interests.

          "MINIMUM LIMITED PARTNERSHIP INTEREST" means the lesser of (i) 1% or
(ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

          "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit C hereto.

          "NYSE" means the New York Stock Exchange.

          "OFFER" has the meaning set forth in Section 7.01(b) hereof.

          "PARTNER" means any General Partner or Limited Partner.

          "PARTNERSHIP INTEREST" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

          "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

          "PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of the Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.

          "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as may be amended from time to time.

          "PERSON" means any individual, general partnership, limited partnership, corporation, joint venture, trust, limited liability company, cooperative, association, unincorporated organization, benefit plan or governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof.

          "PROFIT" has the meaning provided in Exhibit B hereto.

          "PROPERTY" means any property or other investment in which the Partnership holds an ownership interest.

          "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares Amount, as determined in accordance with Section 8.04(b) hereof.

          "REDEMPTION RIGHT" has the meaning provided in Section 8.04(a) hereof.

          "REDEEMING LIMITED PARTNER" has the meaning provided in Section 8.04(a) hereof.

          "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

          "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

          "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer or employee of the General Partner, (ii) costs and expenses relating to any public offering and registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting and other discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, initial purchasers or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

          "REIT SHARE" means a Common Share of the General Partner (or Successor Entity, as the case may be).

          "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Limited Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SERVICE" means the Internal Revenue Service.

          "SPECIFIED REDEMPTION DATE" means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

          "SUBSIDIARY PARTNERSHIP" means any partnership or limited liability company in which the General Partner, a wholly-owned subsidiary of the General Partner or the Partnership owns a partnership interest or membership interest.

          "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.02 hereof.

          "SUCCESSOR ENTITY" has the meaning provided in the definition of "Conversion Factor" contained herein.

          "SURVIVOR" has the meaning set forth in Section 7.01(c) hereof.

          "TRADING DAY" means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          "TRANSACTION" has the meaning set forth in Section 7.01(b) hereof.

          "TRANSFER" has the meaning set forth in Section 9.01(a) hereof.

          "VALUE" means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II

                            FORMATION OF PARTNERSHIP
                            ------------------------

          2.01 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership is FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP. The specified office and place of business of the Partnership shall be 7200 Wisconsin Avenue, Suite 310, Bethesda, MD 20814. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name of the Partnership's registered agent is The Corporation Trust Company, whose business address is 1209 Orange Street, Wilmington, DE 19801.

          2.02 PARTNERS.

               (a) Prior to the execution of this Agreement, the Prior General Partner merged into the General Partner. Pursuant to that merger, First Potomac Realty Trust became the General Partner of the Partnership. Its principal place of business is the same as that of the Partnership.

               (b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time. Under the Original Partnership Agreement, the Existing Limited Partners were either Class A Limited Partners or Class B Limited Partners (each term as defined in the Original Partnership Agreement). In connection with amendment and restatement of the Original Partnership Agreement as documented hereby, these classes of limited partnership are hereby eliminated and all Existing Limited Partners are members of the same class as all other Limited Partners.

          2.03 TERM AND DISSOLUTION.

               (a) The Partnership's existence shall be perpetual, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

                    (i) The occurrence of an Event of Bankruptcy of the General
               Partner or the dissolution, removal or withdrawal of the General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof; provided that if the General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

                    (ii) The passage of 90 days after the sale or other
               disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

                    (iii) The redemption of all Limited Partnership Interests
               (other than Limited Partnership Interests held by the General Partner); or

                    (iv) The election by the General Partner that the
               Partnership should be dissolved.

               (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

          2.04 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

          2.05 CERTIFICATES DESCRIBING PARTNERSHIP UNITS. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of the Limited Partnership Interest, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

                This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership, as amended from time to time.

                                  ARTICLE III

                           BUSINESS OF THE PARTNERSHIP
                           ---------------------------

          The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner has determined that it no longer intends or no longer is able to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner's current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time. The General Partner shall also be empowered (i) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" taxable as a corporation for purposes of Section 7704 of the Code and (ii) if the General Partner determines that it is in the best interests of the Partnership that the Partnership not be treated as a "publicly traded partnership," as such term is defined in Section 7704 of the Code (whether or not the Partnership would be taxable as a corporation), to do any and all acts and things necessary or prudent to ensure that the Partnership will not be treated as a "publicly traded partnership," as such term is defined in Section 7704 of the Code.

                                   ARTICLE I

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS
                       ----------------------------------

          4.01 CAPITAL CONTRIBUTIONS. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.

          4.02 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this
Section 4.02.

               (a) Issuances of Additional Partnership Interests.

                    (i) General. The General Partner is hereby authorized to
               cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of

               Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

                         (1) (A) the additional Partnership Interests are issued
                    in connection with an issuance of REIT Shares or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner and/or Company by the Partnership in accordance with this Section
                    4.02 and (B) the General Partner and/or Company shall make a Capital Contribution to the Partnership in an amount equal to the cash consideration received by the General Partner from the issuance of such shares of stock of or other interests in the General Partner;

                         (2) the additional Partnership Interests are issued in
                    exchange for property owned by the General Partner, as the case may be, with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

                         (3) the additional Partnership Interests are issued to
                    all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner or the Partnership.

                    (ii) Upon Issuance of Additional Securities. The General
               Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to
               Section 8.04 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "Additional Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and, upon such issuance the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (y) the General Partner contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 1.0, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

               (b) Certain Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, PROVIDED that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall make a Capital Contribution of such net proceeds to the Partnership but shall receive additional Partnership Units with a value equal to the aggregate amount of the gross proceeds of such issuance pursuant to Section 4.02(a) hereof. Upon any such Capital Contribution by the General Partner, the General Partner's Capital Account shall be increased by the actual amount of its Capital Contribution pursuant to Section 4.04 hereof.

               (c) Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 8.04 hereof or additional Capital Contributions by the General Partner would result in the Limited Partners (other than the General Partner), in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the limited partners (other than the General Partner) of such partnership own at least the Minimum Limited Partnership Interest.

               (d) The General Partner's repurchase of Capital Stock. If the General Partner shall repurchase shares of any class of the General Partner's capital stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to cancel a number of Partnership Interests of the appropriate class held by the General Partner equal to the quotient of the number of such shares of the General Partner's capital stock divided by the Conversion Factor.

               (e) No Preemptive Rights. No Partner or any other Person shall have any preemptive or similar rights to subscribe for or acquire any Partnership Interests except as set forth in this Article IV.

          4.03 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interest of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may
(i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

          4.04 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease and the General Partner shall amend Exhibit A accordingly.

          4.05 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

          4.06 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

          4.07 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                   ARTICLE II

                        PROFITS AND LOSSES; DISTRIBUTIONS
                        ---------------------------------

          5.01 ALLOCATION OF PROFIT AND LOSS.

          The Profits of the Partnership shall be shared, and the Losses of the Partnership shall be borne, by the Partners as specified in Exhibit B hereto.

          5.02 DISTRIBUTION OF CASH.

               (a) Subject to Section 5.02(c) hereof and except with respect to distributions in connection with a liquidation of the Partnership pursuant to
Section 5.06(a), the Partnership shall distribute cash at such times and in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date.

               (b) If a new or existing Partner (other than the General Partner) acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to
(ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

               (c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner (the "Distributable Amount") equals or exceeds the amount required to be withheld by the Partnership (the "Withheld Amount"), the entire Distributable Amount shall be treated as a distribution of cash to such Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the excess of the Withheld Amount over the Distributable Amount shall be treated as a loan (a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a "Defaulting Limited Partner") fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner or Company, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner or Company, as the case may be, shall be deemed to have extended a loan (a "Withholding Tax Loan") to the Defaulting Limited Partner in the amount of the payment made by the General Partner or Company and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner or Company shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the Withholding Tax Loan has been paid in full, and any such distributions so received by the General Partner or Company shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner or Company.

                    Any amounts treated as a Partnership Loan or a Withholding Tax Loan pursuant to this Section 5.02(c) shall bear interest at the lesser of
(i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or
(ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership, the General Partner or Company, as applicable, is deemed to extend the loan until such loan is repaid in full.

               (d) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be redeemed.

          5.03 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay shareholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT and (ii) avoid any federal income or excise tax liability imposed by the Code or any provision of state or local law, other than to the extent the General Partner elects to retain and pay income tax on its net capital gain.

          5.04 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

          5.06 DISTRIBUTIONS UPON LIQUIDATION.

               (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances.

               (b) For purposes of Section 5.06(a), the Capital Account of each Partner shall be determined after the following adjustments: (i) all adjustments made in accordance with Exhibit B hereto and Section 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, and (ii) allocating to the General Partner an amount equal to the excess of (A) the value of the Partnership Units it received in exchange for Capital Contributions of the proceeds of an issuance of REIT Shares pursuant to

Section 4.02(b) hereof over (B) the actual amount of its Capital
Contributions pursuant to Section 4.02(b) hereof (I.E., as a result of any underwriters' discount or other expenses paid or incurred in connection with such issuance).

               (c) Any distributions pursuant to this Section 5.06 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

          5.07 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Exhibit B hereto and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                  ARTICLE III

                             RIGHTS, OBLIGATIONS AND

                          POWERS OF THE GENERAL PARTNER
                          -----------------------------

          6.01 MANAGEMENT OF THE PARTNERSHIP.

               (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

                    (i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

                    (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

                    (iii) to authorize, issue, sell, redeem or otherwise
               purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

                    (iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                    (v) to pay, either directly or by reimbursement, for all
               operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

                    (vi) to guarantee or become a co-maker of indebtedness of
               any Subsidiary of the General Partner, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                    (vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership, any Subsidiary of either or their Affiliates, to third parties or to the General Partner as set forth in this Agreement;

                    (viii) to lease all or any portion of any of the
               Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                    (ix) to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership's assets;

                    (x) to file applications, communicate and otherwise deal
               with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                    (xi) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                    (xii) to maintain such insurance coverage for public
               liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

                    (xiii) to determine whether or not to apply any insurance
               proceeds for any property to the restoration of such property or to distribute the same;

                    (xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

                    (xv) to retain other services of any kind or nature in
               connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

                    (xvi) to negotiate and conclude agreements on behalf of the
               Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

                    (xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                    (xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                    (xix) to form or acquire an interest in, and contribute
               property to, any Subsidiary Partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                    (xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

                    (xxi) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code; and

                    (xxii) to take such other action, execute, acknowledge,
               swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner has determined that it no longer intends or no longer is able to qualify as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

               (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

          6.02 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

          6.03 INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

               (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

               (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

               (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

               (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

               (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

               (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

               (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

               (i) Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

          6.04 LIABILITY OF THE GENERAL PARTNER.

               (a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor its trustees, officers, agents or employees shall be liable for monetary damages to the Partnership or any Partners for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of fact or law or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

               (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner owns a majority of the Partnership Interests, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders of the General Partner.

               (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

               (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code or similar state or local laws, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

               (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's, or its trustees', officers', agents' or employees' liability to the Partnership and the Limited Partners under this
Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

          6.05 PARTNERSHIP OBLIGATIONS.

               (a) Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

               (b) All REIT Expenses and Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership that shall be made other than out of the funds of the Partnership.

          6.06 OUTSIDE ACTIVITIES. Subject to Section 6.08 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. None of the Partnership, the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.

          6.07 EMPLOYMENT OR RETENTION OF AFFILIATES.

               (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

               (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

               (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

          6.08 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all material business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of real property, shall be conducted through the Partnership or one or more Subsidiaries or Subsidiary Partnerships.

          6.09 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

          6.10 MISCELLANEOUS. In the event the General Partner redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are redeemed by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

                                  ARTICLE VII

                           CHANGES IN GENERAL PARTNER
                           --------------------------

          7.01 TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

               (a) The General Partner shall not transfer all or any portion of its Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.01(c) or (d).

               (b) Except as otherwise provided in Section 7.01(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner's state of incorporation or organizational form), in each case which results in a change of control of the General Partner (a "Transaction"), unless:

                    (i) the consent of Limited Partners (other than the General
               Partner or any Subsidiary) holding more than 50% of the Percentage Interests of the Limited Partners (other than those held by the General Partner, Company or any Subsidiary) is obtained;

                    (ii) in connection with such Transaction all Limited
               Partners will be granted the right to receive for each Partnership Unit an amount of cash, securities or other property (including, without limitation, partnership interests or other securities convertible into or exchangeable for such cash, securities or other property) equal to the product of the Conversion Factor and the greatest per share amount of cash, securities or other property paid in the Transaction to a holder of

               REIT Shares in consideration of REIT Shares, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

                    (iii) the General Partner is the surviving entity in the
               Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or
               (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

               (c) Notwithstanding Section 7.01(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Survivor"), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.04 hereof so as to approximate the existing rights and obligations set forth in
Section 8.04 as closely as reasonably possible. The above provisions of this
Section 7.01(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

               (d) Notwithstanding anything in this Article VII,

                    (i) the General Partner may transfer all or any portion of its General Partnership Interest to any direct or indirect wholly-owned Subsidiary of the General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

                    (ii) the General Partner may engage in a transaction
               required by law or by the rules of any national securities exchange on which the REIT Shares are listed.

          7.02 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

               (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

               (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

               (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

          7.03 EFFECT OF BANKRUPTCY, WITHDRAWAL, OR DISSOLUTION OF A GENERAL PARTNER.

               (a) Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

               (b) Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, removal or dissolution of the General Partner (except that, if the General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section
7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a Majority in Interest of the Limited Partners (excluding the General Partner). If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

          7.04 REMOVAL OF THE GENERAL PARTNER.

               (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed; provided, however, that if the General Partner is on the date of such occurrence a partnership, the withdrawal, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

               (b) If the General Partner has been removed pursuant to this
Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, the General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Majority in Interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest of the Limited Partners (excluding the General Partner) each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals closest in value.

               (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

               (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                  ARTICLE VIII

                             RIGHTS AND OBLIGATIONS
                             OF THE LIMITED PARTNERS
                             -----------------------

          8.01 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

          8.02 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including amendments hereto, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

          8.03 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

          8.04 REDEMPTION RIGHT.

               (a) Subject to Sections 8.04(b), 8.04(c), 8.04(d), 8.04(e) and
8.04(f), and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them and any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units that have been held by such Limited Partner for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion) at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption (a form of which as attached as Exhibit C) delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Limited Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. Without the consent of the General Partner, a Limited Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Limited Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

               (b) Notwithstanding the provisions of Section 8.04(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner's exercise of such Redemption Right, and each of the Redeeming Limited Partner, the Partnership, the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner's Partnership Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

               (c) Notwithstanding the provisions of Section 8.04(a) and 8.04(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to
Section 8.04(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.04(b)) would (i) result in such Partner or any other person owning, directly or indirectly or under applicable attribution rules, REIT Shares in excess of any Share Ownership Limitation (as defined in the Declaration of Trust) and calculated in accordance therewith, except as provided in the Declaration of Trust, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or under the applicable constructive ownership rules, 10% or more of the ownership interests, by value or vote, in a tenant of the General Partner's, the Partnership's or a Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, other than a "taxable REIT subsidiary" of the General Partner within the meaning of Section 856(l) of the Code, provided that rents from such taxable REIT subsidiary qualify under
Section 856(d)(8) of the Code, or (v) be likely to cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares or Partnership Units for purposes of complying with the registration provisions of the Securities Act. The General Partner may waive the restriction on redemption set forth in this Section 8.04(c) upon the receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the General Partner confirming that the increased ownership of REIT Shares pursuant to the waiver will not result in the General Partner being "closely held" within the meaning of section 856(h) of the Code or cause any person or group of persons to own directly or indirectly 10 percent or more, within the meaning of section 856(d)(2)(B)(i) or (ii) of the Code, of any tenant of the General Partner (other than a "taxable REIT subsidiary," as defined in section 856(l) of the Code, if the requirements of section 856(d)(8) of the Code are satisfied) from whom the General Partner anticipates deriving more than $200,000 in gross income during the current taxable year.

               (d) Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

               (e) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner's exercise of the Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in the form attached hereto as Exhibit D or such other form as the General Partner may reasonably request. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner's exercise of the Redemption Right and if the Redemption Amount equals or exceeds the

Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its Partnership Units. If, however, the Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the Redemption Amount, the Redemption Amount shall be treated as an amount received by such Partner in redemption of its Partnership Units, and the Partner shall contribute the excess of the Withheld Amount over the Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

               (f) Notwithstanding any other provision of this Agreement, (i) the General Partner shall place such restrictions as it reasonably deems appropriate on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" taxable as a corporation under
Section 7704 of the Code and (ii) if the General Partner determines that it is in the best interests of the Partnership that the Partnership not be treated as a "publicly traded partnership," as such term is defined in Section 7704 of the Code (whether or not the Partnership would be taxable as a corporation), the General Partner shall place such restrictions as it reasonably deems appropriate on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership will not be treated as a "publicly traded partnership," as such term is defined in Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a "Restriction Notice") to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under section 7704 of the Code.

                                   ARTICLE IX

                       TRANSFERS OF PARTNERSHIP INTERESTS
                       ----------------------------------

          9.01 RESTRICTIONS ON TRANSFER OF PARTNERSHIP INTERESTS.

               (a) Subject to the provisions of Sections 9.01(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

               (b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to
Section 9.04 below) of all of his, her or its Partnership Units pursuant to this
Article IX or pursuant to a redemption of all of his, her or its Partnership Units pursuant to Section 8.04. Upon the permitted Transfer or redemption of all of a Limited Partner's Partnership Units, such Limited Partner shall cease to be a Limited Partner.

               (c) Subject to Sections 9.01(d), (e) and (f) below, a Limited Partner may Transfer his, her or its Partnership Units, with the consent of the General Partner, which consent may not be unreasonably withheld, to a transferee in an "Exempt Transfer." The term Exempt Transfer shall mean a transfer to (i) a parent or parent's spouse of any Limited Partner, (ii) a spouse of any Limited Partner, (iii) a natural or adopted descendant or descendants of any Limited Partner, (iv) a spouse of any Limited Partner's descendant, (v) a brother or sister of any Limited Partner, (vi) any trust created by any Limited Partner for the primary benefit of any Limited Partner and/or any such persons described in
(i) through (v) above of which trust any Limited Partner or any such person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a Trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above or
(viii) to the beneficial owners of any entity which is a Limited Partner.

               (d) No Limited Partner may effect a Transfer of its Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

               (e) No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person if (i) in the reasonable judgment of the General Partner, the transfer would create a risk that the Partnership would be treated as a "publicly traded partnership" or an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code) or, if the General Partner determines that it is in the best interests of the Partnership that the Partnership not be treated as a "publicly traded partnership," as such term is defined in Section 7704 of the Code, a "publicly traded partnership," as such term is defined in Section 7704 of the Code, (ii) in the reasonable judgment of the General Partner, the transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857, Section 4981 or any similar provision of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code.

               (f) Any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

               (g) Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

          9.02 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

               (a) Subject to the other provisions of this Article IX, an assignee of the Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole discretion, and upon the satisfactory completion of the following:

                    (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised EXHIBIT A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

                    (ii) To the extent required, an amended Certificate
               evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

                    (iii) If the assignee is a corporation, partnership or
               trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                    (iv) The assignee shall have executed a power of attorney
               containing the terms and provisions set forth in Section 8.02 hereof.

                    (v) The assignee shall have paid all legal fees and other
               expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

                    (vi) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

               (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in
Section 9.02(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

               (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

               (d) The General Partner's failure to permit an assignee of Partnership Interests to become a Substitute Limited Partner shall not give rise to any cause of action against the

Partnership or any Partner.

          9.03 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

               (a) Subject to the provisions of Section 9.01 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

               (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

          9.04 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

          9.05 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                   ARTICLE X

                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
                   ------------------------------------------

         10.01 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

         10.02 CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

               (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

               (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

         10.03 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

         10.04 ANNUAL TAX INFORMATION AND REPORT. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

         10.05 TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

               (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under
Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

               (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

               (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

         10.06 REPORTS TO LIMITED PARTNERS.

               (a) If the General Partner is required to furnish an annual report to its shareholders containing financial statements of the General Partner, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner. The annual financial statements shall be audited by accountants selected by the General Partner.

               (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

                                   ARTICLE XI

                             AMENDMENT OF AGREEMENT
                             ----------------------

         The General Partner's consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners (other than the General Partner or any Subsidiary of General Partner) holding more than 50% of the Percentage Interests of the Limited Partners (other than those held by the General Partner or any Subsidiary of the General Partner):

               (a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as otherwise provided herein) in a manner adverse to the Limited Partners;

               (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to
Section 4.02 hereof;

               (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

               (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

               (e) any amendment to this Article XI.

                                  ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

         12.01 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

         12.02 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         12.03 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

         12.04 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

         12.05 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

         12.06 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         12.07 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

         12.08 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

         12.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Limited Partnership Agreement, all as of the 15th day of September, 2003.

                               GENERAL PARTNER

                               FIRST POTOMAC REALTY TRUST


                               By:   /s/ Douglas J. Donatelli
                                    --------------------------------------------
                                         Name:  Douglas J. Donatelli
                                         Title: President

                               LIMITED PARTNERS


                                         Savage Group, Inc.



                                         By:    /s/ Richard Maresco
                                               ---------------------------------
                                               Name:  Richard Maresco
                                               Title:

                                         Plaza 500 Limited Partnership

                                         By:   Donatelli & Klein, Incorporated
                                               General Partner


                                         By:    /s/ Christopher J. Donatelli
                                               ---------------------------------
                                               Name:  Christopher J. Donatelli
                                               Title:  President

                                         Shared Earth Foundation

                                         By:
                                               ---------------------------------
                                               Name:  Caroline D. Gabel
                                               Its:  President and CEO

                                         Sennett Enterprises, Inc.

                                         By:
                                               ---------------------------------
                                               Name:  Diane S. Woo
                                               Its:  Vice President

                                         Independent Sugar Corporation

                                         By:
                                               ---------------------------------
                                               Name:
                                               Its:

                                         R.H. Arnold Company, Inc.

                                         By:    /s/ Robert H. Arnold
                                               ---------------------------------
                                               Name: Robert H. Arnold
                                               Its:  President



                                          /s/ Louis T. Donatelli
                                         ----------------------------------
                                         Louis T. Donatelli



                                          /s/ Douglas J. Donatelli
                                         ----------------------------------
                                         Douglas J. Donatelli



                                          /s/ Nicholas R. Smith
                                         ----------------------------------
                                         Nicholas R. Smith




                                         ----------------------------------
                                         Dr. Michael Vlahos




                                         ----------------------------------
                                         Stephen Harlan

                                         ----------------------------------
                                         Manfred von Fricken




                                         ----------------------------------
                                         Dominic Schiattareggia




                                         ----------------------------------
                                         Hugo Schiattareggia




                                         ----------------------------------
                                         Joan Galliher



                                          /s/ James Dawson
                                         ----------------------------------
                                         James Dawson



                                          /s/ Kyung Rhee
                                         ----------------------------------
                                         Kyung Rhee



                                          /s/ Barry Bass
                                         ----------------------------------
                                         Barry Bass

                                    EXHIBIT A
                                    ---------


                                          Partnership              Percentage
           Partner                           Units                  Interest
           -------                           -----                  --------
GENERAL PARTNER:

First Potomac Realty Trust                    7,048                    0.7%

LIMITED PARTNERS:

Savage Group                                 81,860                    7.9%

Plaza 500 Limited Partnership               383,369                   36.8%

Sennett Enterprises                         189,802                   18.2%

Independent Sugar Corp.                       6,250                    0.6%

Louis T. Donatelli                          182,677                    8.5%

Dr. Michael Vlahos                            7,978                    0.8%

Stephen Harlan                                1,000                    0.1%

Manfred von Fricken                          10,091                    0.1%

Dominic Schiattareggia                          500                    0.0%

Hugo Schiattareggia                             500                    0.0%

Joan Galliher                                 1,000                    0.1%

James Dawson                                 34,718                    0.2%

Douglas J. Donatelli                        131,074                    4.5%

Nicholas R. Smith                            69,246                    2.6%

Kyung Rhee                                   44,900                    1.4%

Barry Bass                                   39,836                    0.7%

Robert Arnold                                97,948                    9.4%

Shared Earth Foundation                      78,545                    7.5%

     Totals                               1,396,523                    100%

               FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

                                    EXHIBIT B
                        TO LIMITED PARTNERSHIP AGREEMENT

                              ALLOCATION PROVISIONS

         1. DEFINITIONS. The following terms shall have the meaning ascribed to them for purposes of this Exhibit 2.

            ADJUSTED CAPITAL ACCOUNT DEFICIT: With respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

            (A) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-(2)(i)(5); and

            (B) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(i)(d)(4), (5) and (6).

            The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section
1.704-(1)(b)(ii)(d) and shall be interpreted consistently therewith.

            CAPITAL ACCOUNT: For each Partner, the separate account established with regard to such Partner on the books of the Partnership, which account shall be credited for (i) the amount of such Partner's Capital Contributions and (ii) the amount of Profits allocated to such Partner under this Exhibit B; and which shall be debited for (i) the Gross Asset Value of any asset distributed to such Partner and (ii) the amount of Losses allocated to such Partner under this
Exhibit 2. The foregoing definition is intended to comply with Regulations
Section 1.704-1(b)(2)(iv). Any transferee of a Partner's Interest transferred in accordance with this Agreement shall succeed to that transferor's Capital Account.

            DEPRECIATION: For each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost-recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes of the beginning of such year or other period. Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost-recovery deduction for such year or other period bears to the beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Gross Asset Value using any reasonable method approved by the General Partner.

            NONRECOURSE DEDUCTIONS: The meaning set forth in Regulations Sections 1.704-2(b)(1) and (c). The amount of Nonrecourse Deductions for a Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(e).

            NONRECOURSE LIABILITY: The meaning set forth in Regulations Section 1.752-1(a)(2).

            PARTNER MINIMUM GAIN: An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i).

            PARTNER NONRECOURSE DEBT: The meaning set forth in Regulations
Section 1.704-2(b)(4).

            PARTNER NONRECOURSE DEDUCTIONS: The meaning set forth in Regulations
Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

            PARTNERSHIP MINIMUM GAIN: The meaning set forth in Regulations Sections 1.704-2(b)(2) and (d).

            PROFITS AND LOSSES: For each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (A) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

            (B) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

            (C) In the event the Gross Asset Value of any Partnership Asset is adjusted pursuant to Clause (B) or (C) of the definition of Gross Asset Value in
Article I of the Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (D) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

            (E) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation; and

            (F) Notwithstanding any other provisions of this definition, any terms which are especially allocated pursuant to Section 2(C) hereof shall not be taken into account in computing Profits or Losses;

            REGULATIONS: The Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time, including corresponding provisions of succeeding regulations.

         2. ALLOCATION OF PROFIT AND LOSS. The income, profits, gains, losses, deductions and credits of the Partnership shall be determined in accordance with the capital accounting rules and principles established by Code Sections 702 and 704 and the Regulations thereunder and, to the extent not inconsistent therewith, in accordance with generally accepted tax accounting principles, and shall be allocated each Fiscal Year as follows and in the following order of priority:

            (A) PROFITS. After giving effect to the special allocations set forth in Section 2(C) hereof, Profits in each Fiscal Year shall be allocated in the following order:

                (1) First, one hundred percent (100%) to the General Partner to the extent of the excess, if any, of (i) the cumulative Losses allocated the General Partner pursuant to Section 2(B)(2) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this Section 2(A)(1) for all prior Fiscal Years; and

                (2) Second, one hundred percent (100%) to the Limited Partners pro rata in accordance with their Percentage Interests.

            (B) LOSSES. After giving effect to the special allocations set forth in Section 2(C) hereof, Losses in each Fiscal Year shall be allocated in the following order:

                (1) Losses for any Fiscal Year shall be allocated to the Partners in proportion to their Percentage Interests.

                (2) No Losses shall be allocated to a Limited Partner pursuant to Section 2(B)(1) hereof if such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section 2(B)(2) shall be allocated to the General Partner.

            (C) SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                (1) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of the foregoing Sections 2(A) and (B), if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, then, to the extent required by Regulations Section 1.704-2(f), each Partner shall be especially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j). This Section 2(C)(1) is intended to comply with the minimum gain chargeback requirement in Regulations
Section 1.704-2(f) and shall be interpreted consistently therewith.

                (2) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of Sections 2(A)-(F) hereof except Section 2(C)(1), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, then, to the extent required by Regulations Section 1.704-2(i)(4), each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(3), shall be especially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-(2)(i)(4). The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(i). This Section 2(C)(2) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                (3) QUALIFIED INCOME OFFSET. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be especially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 2(C)(3) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 2(A)-(F) hereof have been tentatively made as if this Section 2(C)(3) were not in the Agreement.

                (4) GROSS INCOME ALLOCATION. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be especially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 2(C)(4) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in Sections 2(A)-(F) hereof have been tentatively made as if Section 2(C)(3) and this Section 2(C)(4) were not in the Agreement.

                (5) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Fiscal Year or other period shall be especially allocated to the Partners in proportion to their Percentages of Partnership interest.

                (6) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be especially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                (7) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be especially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulations Section.

            (D) OTHER ALLOCATION RULES.

                (1) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

                (2) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the year.

                (3) The Partners are aware of the income tax consequences of the allocations made by Sections 2(A)-(F) hereof and hereby agrees to be bound by the provisions of Sections 2(A)-(F) hereof in reporting their shares of Partnership income and loss for income tax purposes.

                (4) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits shall be equal to their Percentage Interests.

            (E) TAX ALLOCATIONS - CODE SECTION 704(C).

                (1) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition in Section 2.1 of the Agreement).

                (2) In the event the Gross Asset Value of any Partnership Asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                (3) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 2(E) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                (F) REGULATORY COMPLIANCE. The foregoing provisions of this
Section 2 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                                    EXHIBIT C
                                    ---------


                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

         In accordance with Section 8.04 of the Amended and Restated Limited Partnership Agreement (the "Agreement") of First Potomac Realty Investment Limited Partnership, the undersigned hereby irrevocably (i) presents for redemption ________ Partnership Units in First Potomac Realty Investment Limited Partnership in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:________ __, _____

 Name of Limited Partner:

--------------------------------------------------------------------------------
                         (Signature of Limited Partner)


--------------------------------------------------------------------------------
                         (Mailing Address)
--------------------------------------------------------------------------------

                         (City)    (State)   (Zip Code)

                  Signature Guaranteed by:
--------------------------------------------------------------------------------



If REIT Shares are to be issued, issue to:

Please insert social security or identifying number:

Name:

                                    EXHIBIT D
                                    ---------

For Redeeming Limited Partners that are entities:

                       CERTIFICATION OF NON-FOREIGN STATUS
                       -----------------------------------

         Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests ("USRPIs"), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform First Potomac Realty Investment Limited Partnership (the "Partnership") that no withholding is required with respect to the redemption by ____________ ("Partner") of its units of limited partnership interest in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1. Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.       The U.S. employer identification number of Partner is _____________.

3. The principal business address of Partner is: _________________________ __________________________ and Partner's place of incorporation is __________.

4. Partner agrees to inform the General Partner of the Partnership if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

5. Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

                                       PARTNER

                                       By:
                                            --------------------------------
                                       Name:
                                             -------------------------------

                                       Its:
                                             -------------------------------

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:                                          [NAME]
        -----------------
--------------------------------------------------------------------------------
                                            Title

For Redeeming Limited Partners that are individuals:

                       CERTIFICATION OF NON-FOREIGN STATUS
                       -----------------------------------

         Under section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests ("USRPIs"), as defined in section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform First Potomac Realty Investment Limited Partnership (the "Partnership") that no withholding is required with respect to my redemption of my units of limited partnership interest in the Partnership, I, ___________, hereby certify the following:

1.       I am not a nonresident alien for purposes of U.S. income taxation.

2.       My U.S. taxpayer identification number (social security number) is
         _____________.

3.       My home address is: __________________________________________________.

4. I agree to inform the General Partner of the Partnership promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5. I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner of the Partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.
--------------------------------------------------------------------------------
                                      Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:
               ----------------- --------------------------------
                                              Name: